AMENDMENT TO

SCHEDULE A

EXPENSE LIMITATION AGREEMENT

THIS AMENDED SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to the Expense Limitation Agreement dated March 7, 2013, as amended.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
Lincoln iShares® Fixed Income Allocation Fund	0.15%	N/A	May 1, 2018	April 30, 2019
Lincoln iShares® Global Growth Allocation Fund	0.20%	N/A	May 1, 2018	April 30, 2019
Lincoln iShares® U.S. Moderate Allocation Fund	0.19%	N/A	May 1, 2018	April 30, 2019
LVIP American Century Select Mid Cap Value Managed Volatility Fund	0.06%	0.41%	May 1, 2018	April 30, 2019
LVIP Baron Growth Opportunities Fund	0.93%	1.18%	October 1, 2017	April 30, 2019
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund	0.37%	0.72%	May 1, 2018	April 30, 2019
LVIP BlackRock Multi-Asset Income Fund	0.36%	0.61%	May 1, 2018	April 30, 2019
LVIP BlackRock Scientific Allocation Fund	0.73%	0.98%	May 1, 2018	April 30, 2019
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund	0.37%	0.72%	May 1, 2018	April 30, 2019
LVIP Blended Core Equity Managed Volatility Fund	0.00%	0.35%	May 1, 2018	April 30, 2019
LVIP Blended Mid Cap Manage Volatility Fund	0.77%	1.02%	May 1, 2018	April 30, 2019
LVIP ClearBridge Large Cap Managed Volatility Fund	0.10%	0.45%	May 1, 2018	April 30, 2019
LVIP Delaware Wealth Builder Fund	0.71%	0.96%	May 1, 2018	April 30, 2019
LVIP Dimensional International Core Equity Fund	0.68%	0.93%	May 1, 2018	April 30, 2019
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.42%	0.67%	May 1, 2018	April 30, 2019
LVIP Franklin Templeton Value Managed Volatility Fund	0.05%	0.40%	May 1, 2018	April 30, 2019
LVIP Goldman Sachs Income Builder Fund	0.75%	1.00%	May 1, 2018	April 30, 2019
LVIP Invesco Select Equity Managed Volatility Fund	0.14%	0.49%	May 1, 2018	April 30, 2019
LVIP Invesco Diversified Equity Income Managed Volatility Fund	0.07%	0.42%	May 1, 2018	April 30, 2019

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP JPMorgan Retirement Income Fund	0.465%	0.715%	May 1, 2018	April 30, 2019
LVIP Loomis Sayles Global Growth Fund	0.77%	1.12%	May 1, 2018	April 30, 2019
LVIP MFS International Equity Managed Volatility Fund	0.20%	0.45%	May 1, 2018	April 30, 2019
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.22%	0.57%	May 1, 2018	April 30, 2019
LVIP PIMCO Low Duration Bond Fund	0.54%	0.79%	May 1, 2018	April 30, 2019
LVIP SSGA Conservative Index Allocation Fund	0.20%	0.45%	May 1, 2018	April 30, 2019
LVIP SSGA International Index Fund	0.40%	0.65%	October 1, 2017	April 30, 2019
LVIP SSGA International Managed Volatility Fund	0.25%	0.50%	May 1, 2018	April 30, 2019
LVIP SSGA Large Cap Managed Volatility Fund	0.25%	0.50%	May 1, 2018	April 30, 2019
LVIP SSGA Short-Term Bond Index Fund	0.3625%	0.6125%	May 1, 2018	April 30, 2019
LVIP SSGA SMID Cap Managed Volatility Fund	0.25%	0.50%	May 1, 2018	April 30, 2019
LVIP Select Core Equity Managed Volatility Fund	0.10%	0.45%	May 1, 2018	April 30, 2019
LVIP T. Rowe Price 2010 Fund	0.27%	0.52%	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2020 Fund	0.24%	0.49%	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2030 Fund	0.25%	0.50%	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2040 Fund	0.26%	0.51%	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2050 Fund	0.27%	0.52%	February 1, 2018	April 30, 2019
LVIP Wellington Mid-Cap Value Fund	0.90%	1.15%	May 1, 2018	April 30, 2019
MASTER-FEEDER FUNDS
LVIP American Global Small Capitalization Fund	0.10% [1] Service II Class	N/A	May 1, 2018	April 30, 2019

[1] Applies only to “Other Expenses” as such term is used in the Fund’s prospectus.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of April 10, 2018, and effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION		LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

By:	/s/ Jayson R. Bronchetti	By:	/s/ William P. Flory, Jr.
Name:	Jayson R. Bronchetti	Name:	William P. Flory, Jr.
Title:	President	Title:	Vice President & Chief Accounting Officer

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